Exhibit 23.1
Auditor’s Consent
     We hereby consent to the incorporation by reference in this Registration Statement (filed under Schedule B) of our report dated March 8, 2007 relating to the financial statements of KfW, which appears in Amendment No. 5 to KfW’s Annual Report on Form 18-K for the year ended December 31, 2005.

April 4, 2007		PricewaterhouseCoopers Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

By:	/s/ Theobald	By:	/s/ Flick

	Theobald		ppa. Flick
	Wirtschaftsprüfer		Wirtschaftsprüfer
	(German Public Auditor)		(German Public Auditor)